                                                                    EXHIBIT(10)e

                                 SUPERVALU INC.
                          DIRECTORS RETIREMENT PROGRAM
                             EFFECTIVE JUNE 27, 1996



Effective June 27, 1996, the Directors Retirement Program is terminated, subject to the payment of benefits earned by directors prior to such termination in accordance with the following provisions. Directors who have served as non-employee, outside directors on the SUPERVALU Board will receive an annual retirement fee equal to $20,000 per year, payable quarterly, commencing when the outside director leaves the Board or at age 55, whichever is later. This annual fee is payable for the lesser of the number of years of Board service as an outside director prior to June 27, 1996, or ten years, subject to the director being available to management for consultation services and engaging in no activity directly competitive to the Company's business. For purposes of this paragraph, years of service shall be measured from Annual Meeting to Annual Meeting and any director who serves for less than a full year shall be considered to have served for a full year if the director has served at least four months. Upon a Change of Control (as hereinafter defined) of the Company any retirement compensation otherwise payable in installments shall be accelerated and paid to the director. Upon the death of the director, the director's retirement compensation shall be paid to the legal representative of the director's estate or to such person(s) as the director shall have instructed the Company by written instrument filed with the Secretary of the Company and signed by the director.

CHANGE OF CONTROL

For purposes hereof, Change of Control shall have the following meaning:

     A "Change of Control" shall be deemed to have occurred upon any of the following events:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company or
     (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control; (A) any acquisition directly from the Company or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

          (ii) the consummation of any merger or other business combination of the Company, sale or lease of the Company's assets or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company's assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

          (iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of the Company or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors of the Company by, or on the recommendation of or with the approval of, at least three-fourths of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or

          (iv) such other event or transaction as the Board of Directors of the Company shall determine constitutes a Change of Control.




Last Revised 7/1/98